UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2012

DIONICS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-08161

Delaware	11-2166744
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

65 Rushmore Street
Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (516) 997-7474

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed on February 3, 2012 by Dionics, Inc. (the “Company”) which reported the signing of a Share Exchange Agreement (the “Exchange Agreement”) as of January 30, 2012 by the Company with Shangrao Bai Hua Zhou Industrial Co., Ltd., a company incorporated in the People’s Republic of China (the “Shangrao”), and the sole shareholder of Shangrao (the “Shangrao Shareholder”), pursuant to which at closing the Company will acquire 100% of the issued and outstanding shares of Shangrao from the Shangrao Shareholder. On May 3, 2012, the parties agreed to extend the closing or the closing date of the Exchange Agreement to on or before June 30, 2012.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

Letter Amendment dated May 3, 2012 among Dionics, Inc., Shangrao Bai Hua Zhou Industrial Co., Ltd., and the shareholder of Shangrao Bai Hua Zhou Industrial Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONICS, INC.

 (Registrant)

Dated:

May 7, 2012

By:

/s/ Bernard L. Kravitz

Name:

Bernard L. Kravitz

Title:

President

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